                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch New York Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:


We consent to the use in Post-Effective Amendment No. 14 to Registration Statement No. 2-99473 of our report dated November 6, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
January 23, 1997